EXHIBIT 99.1

Qumu Announces Launch of Public Offering of $20 Million of Common Stock

Minneapolis, MN – January 25, 2021 – Qumu Corporation (NASDAQ: QUMU), a leading provider of cloud-based enterprise video technology for organizations of all sizes, announced today the launch of an underwritten registered public offering of $20 million of its common stock. In addition, Qumu intends to grant the underwriter a 30-day option to purchase up to an additional $3 million of its common stock, or 15% of the shares of its common stock sold in the offering, to cover over-allotments, if any. All shares of common stock to be sold in the proposed offering will be sold by Qumu. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Qumu intends to use the net proceeds from this offering for working capital and general corporate purposes.

Craig-Hallum Capital Group is acting as the sole managing underwriter for the proposed offering.

The proposed offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-233470) that was declared effective by the U.S. Securities and Exchange Commission, or the SEC, on September 5, 2019. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the proposed offering have been filed with the SEC and may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at 612-334-6300 or by email at prospectus@chlm.com. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

Before investing, interested parties should read the preliminary prospectus supplement and the accompanying base prospectus in the registration statement and other documents the Company has filed or will file with the SEC for more complete information about the Company and the offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Qumu

Qumu (Nasdaq: QUMU) is a leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. Backed by the most trusted and experienced team in the industry, the Qumu Cloud platform enables global organizations to drive employee engagement, increase access to video, and modernize the workplace by providing a more efficient and effective way to share knowledge.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements regarding, but not limited to, Qumu’s intention to the offer the securities and the expected uses of the proceeds from the proposed offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Qumu’s operations, markets, products and services. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, any subsequently filed Form 10-Q and Current Reports on Form 8-K and other filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date on which they are made and Qumu assumes no obligation to update any forward-looking statements.

Company Contact:

Dave Ristow

Chief Financial Officer

Qumu Corporation

Dave.Ristow@qumu.com

+1.612.638.9045

Investor Contact:

Matt Glover or Tom Colton

Gateway Investor Relations

QUMU@gatewayir.com

+1.949.574.3860